Exhibit 10.1



Bank Hapoalim B.M.                                              February 6, 2003
Head Office
Corporate Banking Division
41-45 Rothschild Boulevard
Tel Aviv

To
Lumenis Ltd.

Reference is made to the following documents made between Lumenis Ltd. (the "Borrower") and/or Lumenis Holdings Inc. and Bank Hapoalim B.M. (the "Bank"):
(i) Short Term Credit Line Letter dated April 24, 2001 as amended (the "Letter"), (ii) Loan Agreement dated April 30, 2001 as amended (the "2001 Loan Agreement") (iii) Agreement dated April 30, 2001 as amended (the "Letter of Undertaking"), and (iv) Loan Agreement dated March 26, 2002 as amended (the "2002 Loan Agreement"). The Letter, the 2001 Loan Agreement, the Letter of Undertaking and the 2002 Loan Agreement shall jointly be referred to as the "Loan Documents".

Per the request of Borrower the Bank hereby agrees as follows:

1. The Credit Line available to Borrower under the Letter shall be amended as follows:

     a) The availability of the Credit Line under the Letter shall be extended to December 31, 2003.

     b) The amount of the Credit Line available under the Letter shall be increased by $15,000,000 (the "Additional Amount") for the period commencing December 31 2002 and ending July 1, 2003.

     c) The Additional Amount shall bear interest of LIBOR plus 3% (Three percent) p.a..

     d) Lumenis will be entitled to withdraw any amounts under the Credit Line and\or the Additional Amount only in compliance with its cash flow projections prepared on a monthly basis.

2. The semi-annual installment in an amount of US$10,000,000 payable April 30, 2003 under 2001 Loan Agreement shall be postponed and paid as follows:

     a)   a sum of $5,000,000 on December 31, 2003; and

     b)   a sum of $5,000,000 on April 30, 2004.

3. The application of the covenant set under Section 13.02 of the 2002 Loan Agreement shall be suspended for the fiscal quarter ending December 31, 2002 and for the fiscal year ending December 31, 2003. Borrower, however, should achieve not less than the following minimum EBITDA which will be computed at the end of each fiscal quarter of 2003, cumulatively for all 2003 quarters theretofore ended:

     Q1 - US$5 Million

     Q2 - US$18.4 Million

     Q3 - US$ 30.4 Million

     Q4 - US$50.1 Million

4. The agreement of the Bank hereunder is subject to the prior fulfillment of the following provisions:

     a) Borrower will pay the Bank a commitment fee in the sum of $200,000 (Two Hundred Thousand United States Dollars) as an upfront non refundable fee.

     b) The April 30 2001 option agreement will be amended, on terms and conditions to the full satisfaction of the Bank.

Except for the above all of the Bank's rights according to the documents signed by Borrower in the Bank's favor shall be maintained.

This letter constitutes an integral part of the Loan Documents.



                                        Very truly yours,

                                        BANK HAPOALIM B.M.

                                        /s/ Rachel Arbel   /s/ Liora Ben Ami
                                        ----------------   -----------------
                                        R. Arbel           L. Ben Ami


                                        We agree to the above:

                                        /s/ Kevin Morano   /s/ Sagi Genger
                                        ----------------   ---------------------
                                        Lumenis Ltd.       Lumenis Holdings Inc.